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EXHIBIT 4.4

       THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER SECTION 4(2) OF THE SECURITIES ACT OF 1933 AND RULE 506 PROMULGATED THEREUNDER.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED TO THE INVESTORS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DECISION.

                            COMMON STOCK PURCHASE WARRANT
                                       SERIES B

                                    NMXS.com, INC.
                               (A DELAWARE CORPORATION)

                              Dated: ____________, 2000

CERTIFICATE NUMBER: _______                                   _______ WARRANTS

       THIS CERTIFIES THAT ______________ (hereinafter called the "Holder") will in the future during the period hereinafter specified, upon fulfillment of the conditions and subject to the terms hereinafter set forth, be entitled to purchase from NMXS.com, Inc., a Delaware corporation (the "Company"), ____________ shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), at an exercise price of $1.00 per Share (the "Exercise Price"), on the basis of one share for each warrant (the "Warrant") indicated on the face hereof.

       1. Commencing August 1, 2000, and ending on the date five years later, unless extended by the Company in its sole discretion ("Expiration Date"), the Holder shall have the right to purchase the Shares hereunder at the Exercise Price. After the Expiration Date, the Holder shall have no right to purchase any Shares hereunder and this Warrant shall expire thereon effective at 5:00 p.m., Mountain Standard Time.

       2. The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii)

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delivery to the Company, if the Company so requires, of a duly executed agreement signed by the Holder to the effect that such person agrees to be bound by all provisions hereof. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been exercised.

       3. This Warrant may not be exercised or sold, transferred, assigned, or otherwise disposed of at any time by the Holder unless the transaction is registered under the Securities Act of 1933, as amended (the "Act") or, in the opinion of the Company (which may in its discretion require the Holder to furnish it with an opinion of counsel in form and substance satisfactory to it), such exercise, sale, transfer, assignment, or other disposition does not require registration under the Act and a valid exemption is available under applicable federal and state securities laws. Any permitted transfer or assignment shall be effected by the Holder (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the principal executive office of the Company, accompanied by a written representation from each such assignee addressed to the Company stating that such assignee agrees to be bound by the terms of this Warrant; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor with appropriate legends restricting transfer under the Act and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

       4. The Company covenants and agrees that all Shares purchased hereunder will, upon issuance, be duly and validly issued, fully paid, and non-assessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

       5. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

       6. In the event that the Company shall at any time subdivide or combine into a greater or lesser number the number of outstanding shares of Common Stock, the number of Shares purchasable upon exercise of the Warrant shall be proportionately increased and the Exercise Price proportionally decreased in the case of subdivision or, in the case of combination, the number of Shares purchasable upon the exercise of the Warrant shall be proportionately decreased

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and the Exercise Price proportionately increased.  Irrespective of any adjustments in the Exercise Price or the number of Shares purchasable upon exercise of the Warrant, the Warrant theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in the Warrant initially issued.

       7. The Warrants represented by this certificate are subject to redemption by the Company at $.01 per Warrant, at any time after the date hereof, upon thirty days notice if the closing bid price of the Company's Common Stock equals or exceeds 300% of the exercise price hereof for ten consecutive trading days at any time prior to notice of redemption. The terms of the redemption and other terms of these Warrants are set forth in a Warrant Agency Agreement between the Company and its Warrant Agent, which agreement shall control the terms and conditions of this Warrant.

       8. This Warrant Certificate does not constitute an offer to sell, nor does it confer any right to purchase, securities of the Company until such time as the conditions precedent to its exercisability have been fulfilled.

       9. This Warrant shall be governed by and be in accordance with the laws of the State of Delaware and may not be amended other than by written instrument executed by the parties hereto except as provided in the Warrant Agency Agreement between the Company and the Warrant Agent.

       IN WITNESS WHEREOF, NMXS.com, Inc. has caused this Warrant to be signed by its duly authorized officer.

                                           NMXS.com, Inc.

                                           By
                                              ------------------------------
                                              Richard Govatski, President

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                                    PURCHASE FORM

                     (To be signed only upon exercise of Warrant)

       The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, Shares of the Common Stock of NMXS.com, Inc., and herewith makes payment of $__________ therefore, and requests that the share certificates be issued in the name(s) of, and delivered to _________________________________
whose address(es) is (are)____________________________________________________.

Dated:

                                                 ------------------------------
                                                 (Signature)

                                                 ------------------------------
                                                 Name (Print or Type)


                                                 Address:

                                                 ------------------------------

                                                 ------------------------------


                                    TRANSFER FORM

                   (To be signed only upon transfer of the Warrant)

For value received, the undersigned hereby assigns and transfers unto _____________________________________________ the right to purchase shares of the Common Stock of NMXS.com, Inc. represented by the foregoing Warrant to the extent of________ Shares, and appoints ___________________________, attorney to transfer such rights on the books of__________________________________________, with full power of substitution in the premises.

Dated:

                                                 ------------------------------
                                                 (Signature)

                                                 ------------------------------
                                                 Name (Print or Type)

                                                 Address:

                                                 ------------------------------

                                                 ------------------------------